EXHIBIT 10.1
SERVICES AGREEMENT
This SERVICES AGREEMENT (this “Agreement”) is made effective as of January 1, 2011 (the “Effective Date”) by and among (a) Grubb & Ellis Company, a Delaware corporation (the “Service Provider”), (b) (i) Daymark Realty Advisors Inc., a Delaware corporation (“Daymark”), (ii) Grubb & Ellis Management Services, Inc., a Delaware corporation (“GEMS”), (iii) Grubb & Ellis Equity Advisors, LLC, a Delaware limited liability company (“GEEA”), (iv) G&E Advisors of California, Inc. (“GEAC”), (v) G&E Affiliates, Inc. (“GEA”), (vi) G&E of Arizona, Inc. (“GEAZ”), (vii) G&E Europe, Inc. (“GEE”), (viii) G&E Landauer Valuation Advisory Services, LLC (“GELVAS”), (ix) G&E — Mortgage Group, Inc. (“GEMG”), (x) G&E — New York, Inc. (“GENY”), (xi) G&E — Michigan, Inc. (“GEM”), (xii) G&E of Nevada, Inc. (“GEN”), (xiii) G&E Consulting Services Co. (“GECS”), (xiv) HSM Inc. (“HSM”), (xv) Wm. A. White/G&E Inc. (“WAW”), and (xvi) Grubb & Ellis Capital Corp. (“GECC”) (each of Daymark, GEMS, GEEA, GEAC, GEA, GEAZ, GEE, GELVAS, GEMG, GENY, GEN, GECS, HSM, WAW, and GECC a “Service Recipient” and collectively, but not jointly], the “Service Recipients”) and, (c) with respect only to certain portions of this Agreement as set forth on the relevant signature page hereto, by (i) NNN Realty Advisors, Inc., a Delaware corporation (“NNNRA”), (ii) Triple Net Properties Realty, Inc., a California corporation (“TNPR”), (iii) Grubb & Ellis Realty Investors, LLC (“GERI”), and (iv) Grubb & Ellis Residential Management, Inc. (“GERM” and together with NNNRA, TNPR and GERI, the “Intercompany Parties”)). For purposes of this Agreement, Service Provider, Service Recipients and their respective direct and indirect subsidiaries are occasionally referred to collectively as the “Combined Company.”
RECITALS
A. On December 7, 2007, a wholly owned subsidiary of Service Provider merged with and into NNNRA with NNNRA surviving, and, in connection therewith, the former shareholders of NNNRA acquired approximately 60% of the issued and outstanding common stock of the Service Provider (the “Merger”).
B. Each Service Recipient is a wholly-owned direct subsidiary of the Service Provider.
C. Each Service Recipient engages in a particular business segment of the Combined Company, which business segments include, (i) transaction services, (ii) management services, (iii) REIT investment management, and (iv) private program investment management (each, a “Business Segment”).
D. The Service Recipients desire to engage the Service Provider to provide certain administrative and other services to the Service Recipients and their respective Subsidiaries and Business Segments. In connection therewith, the parties hereto desire to recognize the provision and payment of certain services by Service Provider for the direct benefit of individual Service Recipients, as well as to allocate the costs of certain shared services among them in a fair and efficient manner, whereby the Service Provider will be responsible for providing Services (as defined below) as authorized herein, and the Service Recipients will reimburse the Service Provider for such costs in amounts determined in accordance with terms and conditions set forth herein.

E. The Service Provider owns or leases certain Fixed Assets which may be used in connection with the provision of Services hereunder.
F. The Service Provider and Service Recipients desire to make this Agreement effective as of the Effective Date, such that this Agreement will govern the provision and reimbursement of Services since that date.
ARTICLE 1
DEFINITIONS
Capitalized words and phrases used and not otherwise defined elsewhere in this Agreement (including the Schedules attached hereto and incorporated herein) shall have the following meanings:
1.1 “Business Segment Costs” means the costs and expenses incurred by the Service Provider in the course of providing Business Segment Cost Services (as defined on Schedule A attached hereto) to or on behalf of one or more Service Recipients or their Subsidiaries or Business Segments.
1.2 “Corporate Costs” means the costs and expenses allocated in accordance with this Agreement, incurred by the Service Provider in the course of providing Corporate Cost Services (as defined on Schedule A attached hereto) to the Service Provider and/or one or more Service Recipients or their Subsidiaries.
1.3 “Fixed Asset” means any fixed asset, piece of office equipment, article of furniture, electronic device or other long-term asset.
1.4 “Fundamental Change” means the consummation of a sale or transfer, directly or indirectly, of all or substantially all of the capital stock or assets of an entity pursuant to a stock purchase, asset purchase, merger or otherwise (other than, in the case of a Service Recipient or any of its Subsidiaries, a sale or transfer in connection with a sale of all of the capital stock of the Service Provider).
1.5 “Service Provider Employee” means any person employed or retained as an independent contractor by the Service Provider who provides Services to one or more of the Service Recipients or any of their Subsidiaries pursuant to this Agreement.
1.6 “Subsidiary” of any entity means any other entity in which the first entity, directly or indirectly, owns or controls record or beneficial ownership of more than 50% of the issued and outstanding equity securities or voting power.

1.7 “Tax Allocation Services” means any and all intercompany transactions relating to tax payments and/or liabilities (but Tax Allocation Services shall not be deemed to include services relating to the preparation of tax returns and filings).
1.8 “Tax Return” means any declaration, return, report, claim for refund, information return or other document (including any related or supporting information) filed or required to be filed in connection with the determination, assessment or collection of any Taxes or the administration of any laws, regulations or administrative requirements relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.
1.9 “Taxes” means all taxes, charges, fees, levies, interest, penalties, additions to tax or other assessments, including income, gross receipts, excise, license, occupation, premium, property, transfer, gains, profits, sales, severance, stamp, use, value added, windfall profits, capital stock, franchise, employment, payroll, withholding, social security (or similar), unemployment, disability, real property, personal property, and other taxes, whether computed on a separate or consolidated, unitary or combined basis or in any other manner, including any interest, penalty, or addition thereto, whether disputed or not, and custom duties, imposed by any domestic or foreign national, state or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental or private body exercising any regulatory or taxing authority.
ARTICLE 2
SERVICES; FIXED ASSETS
2.1 Services. Upon the terms and subject to the conditions set forth in this Agreement, the Service Provider agrees to provide to the Service Recipients (including their respective Subsidiaries), and the Service Recipients hereby engage (on behalf of themselves and their Subsidiaries) the Service Provider to provide and hereby delegate to the Service Provider the performance of the following:
2.1.1 The Business Segment Cost Services and the Corporate Cost Services (the “Scheduled Services”) set forth on Schedule A attached hereto, which Schedule is incorporated in and made a part of this Agreement as if set forth fully herein; and
2.1.2 Such other services (together with the Scheduled Services, the “Services”) as the Service Recipient may request and which Service Provider may, in its sole discretion, agree to provide, provided however, that to the extent that any such other services are extraordinary projects outside of the ordinary course of business of the Service Recipients (or respective Subsidiaries) and not specifically authorized on Schedule A, such agreement shall be in writing.
2.1.3 The Services shall not in any event include Tax Allocation Services.
2.2 Fixed Assets. Upon the terms and subject to the conditions set forth in this Agreement, the Service Provider shall grant to the Service Recipients (including their respective Subsidiaries) the right to utilize such Fixed Assets, if any, as are necessary, desirable or appropriate in connection with the provision of the Services. The Service Recipients, on behalf of themselves and their Subsidiaries, each agree not to permit any statutory, contractual, or common law lien or security interest from attaching to such Fixed Assets.

2.3 No Guarantees or Warranties. The Service Provider shall provide each of the Services in a timely and efficient manner substantially consistent with the standard that the Service Provider then provides similar or comparable services to itself (and which standard is in no event less than the standard commercially reasonably necessary for the efficient uninterrupted operation of the businesses of the Service Recipients and their Subsidiaries). Other than as expressly set forth in the immediately foregoing sentence, the Service Provider makes no guarantees, representations or warranties with respect to any Services, including the Scheduled Services, or Fixed Assets, and expressly disclaims all such guarantees, representations and warranties of any nature whatsoever, whether statutory, oral, written, express or implied, including, without limitation, any warranties of merchantability or fitness for a particular purpose and any warranties arising from course of dealing or usage of trade.
2.4 Adjustment of Services. All Services shall be provided at such times and in such quantities as are commercially reasonably necessary for the efficient and uninterrupted operation of the businesses of the Service Recipients and their Subsidiaries, provided, however, that subject to the foregoing, to the extent the businesses of the Service Recipients and their Subsidiaries subsequently expand or contract or otherwise become more or less complex and/or labor-intensive, the Service Provider shall, in its reasonable discretion, have the exclusive right to hire and terminate the employment or engagement of Service Provider Employees, purchase or dispose of Fixed Assets, and/or alter the quantity of Scheduled Services as reasonably appropriate in order to match the Scheduled Services to the workload and requirements of the Service Recipients and their Subsidiaries. Nothing herein shall be deemed to obligate the Service Provider to: (1) provide any services to the extent that the provision thereof becomes materially impracticable as a result of a cause or causes outside the reasonable control of Service Provider, including, by way of example, unfeasible or expensive technological requirements, incompatible systems, system errors, “bugs” and defects or (2) violate any law, regulation or contractual requirement.
2.5 Fees and Reimbursements; Records.
2.5.1 Each Service Recipient (severally and not jointly) shall reimburse the Service Provider for all Services and Fixed Assets provided by the Service Provider to such Service Recipient and its Subsidiaries in accordance with the terms and conditions of this Agreement.
(a) One hundred percent (100%) of the Business Segment Costs shall be reimbursed to the Service Provider by that Service Recipient. Notwithstanding the foregoing, in the event that Service Provider proposes to incur a Business Segment Cost that is for a single Service Recipient (e.g., the purchase of a Fixed Asset that is primarily or exclusively for the use of a single Service Recipient) and that is not in the Service Recipient’s annual budget, then Service Provider shall obtain the prior written consent of such Service Recipient prior to incurring the Business Segment Cost or engaging in the activity or third party engagement that may give rise to such Business Segment Cost, if such cost is anticipated to exceed $25,000.

(b) The Business Segment Costs incurred by the Service Provider with respect to Business Segment Cost Services that benefit Service Provider and one or more Service Recipients or benefits two or more Service Recipients and/or their respective Subsidiaries shall be reimbursed to the Service Provider by each Service Recipient pro-rata based on the relative time allocated by the Service Provider to, or the relative benefit or use to, or the payment of a cost attributable directly to, such Service Recipient (including its Subsidiaries) of the Business Segment Cost Services. Notwithstanding the foregoing, in the event that Service Provider proposes to incur a Business Segment Cost that benefits Service Provider and one or more Service Recipients or two or more Service Recipients and/or their respective Subsidiaries and that is not in the applicable Service Recipient’s annual budget, then Service Provider shall obtain the prior written consent of such Service Recipient(s) prior to incurring the Business Segment Cost or engaging in the activity or third party engagement that may give rise to such Business Segment Cost, if such cost is anticipated to exceed $25,000 for such Service Recipient. With respect to the engagement of outside legal counsel for the benefit of Service Provider and one or more Service Recipients or two or more Service Recipients and/or their respective Subsidiaries, Service Provider and the affected Service Recipients shall each have the right to reasonably approve the engagement of such outside legal counsel and the expense allocations for such counsel’s fees between the affected parties.
(c) The Corporate Costs shall be reimbursed to the Service Provider by the Service Recipients in the respective percentages set forth on Schedule C attached hereto and incorporated herein. In the event that, during the Term (as defined below), a Fundamental Change occurs with respect to a Subsidiary of a Service Recipient or the fundamental nature or scope of the business of a Service Recipient or any of its Subsidiaries changes for any reason (including where the relative use and need for Services materially increases or decreases by a Service Recipient), or if there is a termination of the provision of Services with respect to one or more Service Recipients, the Service Provider shall adjust the percentages set forth on Schedule C as appropriate, in its reasonable judgment, to take account of the impact of such change. The parties agree that in the event that a Service Recipient suffers a Bankruptcy Event (as defined below), the Service Provider shall only be entitled to adjust the percentages set forth on Schedule C for the then-current calendar year as a result of any such event to the extent there is a change in the fundamental nature or scope of the business of a Service Recipient or any of its Subsidiaries or as a result of a material increase in the level or scope of services provided by Service Provider under this Agreement following such Bankruptcy Event. In the event that the parties amend this Agreement to renew or extend the Term pursuant to Section 3.1, the Service Provider shall adjust the percentages set forth on Schedule C on the basis of the consolidated annual budget for the next following fiscal year, or, if such budget is not finalized at the time this Agreement is amended to renew the Term, then the parties shall proceed on the basis of the percentages set forth in the then-current Schedule C.
(d) Each Service Recipient shall reimburse the Service Provider for 100% of the costs (including the costs and expenses of acquisition, leasing and depreciation) of any Fixed Assets incurred by the Service Provider and provided solely for the benefit of such Service Recipient and its Subsidiaries. The costs of Fixed Assets incurred by the Service Provider and provided for the shared benefit of two or more Service Recipients (including their respective Subsidiaries), or for the shared benefit of the Service Provider and any Service Recipients and their respective Subsidiaries, shall be allocated (and such allocated costs reimbursed to the Service Provider by the relevant Service Recipients) pro-rata based on the relative benefit or use of such Fixed Assets to each such party, as determined in the reasonable discretion of the Service Provider. Service Provider shall transfer ownership of Fixed Assets that are Business Segment Costs (and assign all applicable warranties) to the applicable Service Recipient(s), including those that are shared between two Service Recipients, via a customary bill of sale and in such manner and at such time as is reasonably practicable.

(e) Expenses for Services described in Section 2.1.2 shall be allocated as mutually agreed to in writing by the Service Provider and the applicable Service Recipient(s) prior to such expenses being incurred, and such Service Recipient(s) shall reimburse the Service Provider for such Services in accordance with the terms and conditions of this Agreement.
(f) It is understood and agreed that, in calculating Business Segment Costs and Corporate Costs and reimbursements owed hereunder, the Service Provider shall incorporate its own reasonable costs and expenses associated with administering this Agreement as a component of such amounts, provided, however, that such amounts shall not include any “profit margin.”
(g) In addition, each Service Recipient shall pay to the Service Provider, without duplication or mark-up, all reasonable out-of-pocket costs, and expenses, incurred by the Service Provider in connection with the performance of the Services, including, but not limited to, travel and lodgings, allocations of premiums and deductibles under third party contracts attributable to the recipient of Services, allocations of termination fees and penalties under third party contracts, and allocations of third party license fees.
2.5.2 The Service Provider shall enter amounts payable by each Service Recipient under this Agreement as journal entries on a monthly basis, and as of the last day of the Term. Service Provider shall provide, if requested, monthly financial statements and the relevant support documentation for the allocation calculation to each Service Recipient relating to such charges during the Term.
2.5.3 The Service Provider shall retain records of all expenses incurred in providing Services and Fixed Assets under this Agreement for at least three (3) years after the incurrence thereof, and upon the written request of a Service Recipient, shall furnish copies of the pertinent records to the Service Recipient. If any Service Recipient has a good faith dispute regarding a payment obligation or calculation, it shall promptly notify the Service Provider and the Service Provider and Service Recipient shall promptly confer in good faith to resolve such dispute. The parties agree that the calculations of the amounts payable under this Agreement shall be deemed final for any calendar month upon the closing of the Service Provider’s books for the following calendar month (for example, the calculations for the month of June shall be deemed final upon the close of the books for July).
2.5.4 All sales, use, VAT and other taxes, levies and charges (other than taxes based on net income or net profits) imposed by applicable taxing authorities on the provision of any Service (or any other service hereunder) shall be borne by the Service Recipients.

2.6 Non-Exclusivity. Nothing herein shall prevent a Service Recipient from engaging, or from purchasing services, supplies, fixed assets or any other items from, outside vendors, independent contractors, or any other third parties, and nothing herein shall be deemed to require the Service Provider to provide the Services exclusively to the Service Recipients and their Subsidiaries.
ARTICLE 3
TERM; TERMINATION; MANDATORY AMENDMENT
3.1 Term. The term (the “Term”) of the Services to be provided pursuant to this Agreement shall commence on the Effective Date and shall end upon the earlier of (a) December 31, 2012 plus any renewal period mutually agreed pursuant to the immediately following sentence (the “Expiration Date”) and (b) the date on which this Agreement terminates, in whole with respect to all Service Recipients or in part with respect to one or more individual Service Recipients, in accordance with Section 3.2. The Service Provider and the Service Recipients may mutually agree in writing to amend this Agreement to renew or extend the Term for a mutually agreeable period and thereby extend the Expiration Date. The parties acknowledge that the percentages set forth in Schedule C are for the calendar year 2011 and agree to negotiate in good faith in connection with adjusting the percentages set forth on Schedule C for the calendar year 2012. The parties agree to negotiate in good faith in connection with any extension or renewal, understanding one or more Service Recipients may require the Services in order to continue its business in the ordinary course.
3.2 Termination.
3.2.1 The Services may be terminated (i) in its entirety at any time by mutual agreement of the parties hereto or (ii) with respect to any Service Recipient at any time by mutual agreement of Service Provider and the Service Recipient for which services are being terminated.
3.2.2 If either the Service Provider or a Service Recipient materially defaults in the performance or observance of any of its covenants, duties, or obligations contained in this Agreement, the non-defaulting party may terminate the Services (in whole or in part) upon 5 days notice, provided, however, that, to the extent such default is capable of cure, such default continues uncured for a period of thirty (30) days after the non-defaulting party gives notice thereof to the defaulting party, then the applicable non-defaulting party will be entitled to terminate the Services at any time thereafter upon written notice to the defaulting party.

3.2.3 The Services may be terminated, in whole or in part, (1) immediately by Service Provider with respect to any Service Recipient if any Bankruptcy Event occurs with respect to such Service Recipient (but for certainty the parties agree that that foregoing shall not apply and the Services cannot be terminated in the event that a Bankruptcy Event occurs solely with respect to any Subsidiary of such Service Recipient), or (2) immediately upon written notice delivered by a Service Recipient to the Service Provider if any Bankruptcy Event occurs with respect to the Service Provider. A “Bankruptcy Event” shall include (i) the filing of any bankruptcy petition against such entity and either a final adjudication of bankruptcy is entered thereon or such petition is not dismissed within forty-five (45) days; (ii) the (a) making of an assignment for the benefit of its creditors, (b) filing of a voluntary petition in bankruptcy or a petition or answer seeking reorganization to effect a plan or other arrangement with creditors or any other relief under any law of any jurisdiction relating to bankruptcy or reorganization granting relief to debtors, or (c) filing of an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition filed against it pursuant to such law; or (iii) application for or giving of consent to the appointment of any receiver or trustee. Notwithstanding the foregoing, the parties to this Agreement knowingly, voluntary and intentionally and after consultation and advice of counsel stipulate and agree, to the fullest extent allowed by law and with the full intention that such stipulation and agreement shall survive the filing of any bankruptcy, that, in the event any Service Recipient files for protection under the laws of the United States Bankruptcy Code (11 U.S.C. Section 101 et seq.), or if any involuntary petition in bankruptcy is filed against any Service Recipient, and is not dismissed within thirty (30) days after filing, and the Service Recipient formally rejects this Agreement under 11 U.S.C. Section 365, such rejection shall not affect, release or terminate the rights and obligations under this Agreement with respect to the Service Provider and the remaining Service Recipients who are not in bankruptcy and the Service Provider agrees to continue to timely perform all obligations under this Agreement for the benefit of the non-bankrupt Service Recipients.
3.2.4 This Agreement shall terminate on the Exit Date (as defined below) if all remaining Service Recipients then otherwise party to this Agreement are Exiting Parties (as defined below) as of such Exit Date.
3.3 Mandatory Amendment.
3.3.1 Effective as of the business day (the “Exit Date”) immediately preceding (i) any date of a Fundamental Change with respect to a Service Recipient or (ii) any date when the Service Provider ceases to own or control record or beneficial ownership of more than 50% of the outstanding voting equity securities of a Service Recipient (a Service Recipient described in clause (i) or clause (ii), an “Exiting Party”), the parties hereto shall apply the calculation and payment provisions of Article 4 and separately provide in a promissory note satisfactory to the Service Provider for payment by the Exiting Party of any and all amounts owed to the Service Provider by the Exiting Party under this Agreement on the terms set forth in Section 4.2.4. Following such provision for payment, such Exiting Party shall no longer be deemed a Service Recipient for purposes of receiving any Services hereunder and the remaining parties hereto shall amend this Agreement appropriately (including by adjusting the percentages set forth on Schedule C) to reflect the same.
3.3.2 In the event that a Service Recipient does not agree to renew or extend the Term pursuant to Section 3.1, such non-renewing Service Recipient shall be treated as an “Exiting Party”, and the parties hereto shall apply the calculation and payment provisions of Article 4 and separately provide in a promissory note satisfactory to the Service Provider for payment of any and all amounts owed to the Service Provider by the Exiting Party under this Agreement on the terms set forth in Section 4.2.4. Following such provision for payment, such Exiting Party shall no longer be deemed a Service Recipient for purposes of receiving any Services hereunder and the remaining parties hereto shall amend this Agreement appropriately (including by adjusting the percentages set forth on Schedule C) to reflect the same.

ARTICLE 4
INTERCOMPANY ACCOUNTS; TRIGGER DATE PAYMENT
4.1 Intercompany Accounts; Starting Balance; Outstanding Balance. The parties hereby acknowledge and agree that:
4.1.1 The Service Provider has recorded in the intercompany accounts of the Service Provider, the Service Recipients, and the Intercompany Parties (such accounts, the “Intercompany Accounts”), the costs of various services and items furnished to or allocated among the Service Recipients and their Subsidiaries since the Merger, including, without limitation, services, fees, other items pursuant to certain property management subcontracts between GEMS and TNPR, and other items, including, without limitation, Tax Allocation Services. As of the Effective Date, the only Intercompany Party with a payable or receivable outstanding with the Service Provider is NNNRA. Any past payables and receivables between the other Intercompany Parties have been reconciled into the Starting Balance between the Service Provider and NNNRA. The parties hereto acknowledge that the Intercompany Parties are Subsidiaries of Daymark and that Daymark is a Service Recipient hereunder. As such, the Intercompany Parties will indirectly receive benefits and privileges in connection with this Agreement with respect to the Services provided by the Service Provider to Daymark. The cost of Services provided to Daymark by Service Provider hereunder shall be applied against the Intercompany Account for NNNRA.
4.1.2 The aggregate gross amounts reflected in the Intercompany Accounts as being owed to the Service Provider by a Service Recipient or from the Service Provider to a Service Recipient or NNNRA for services and items it has furnished to such Service Recipient and NNNRA through September 30, 2010, is set forth on Schedule B attached hereto, which Schedule is incorporated in and made a part of this Agreement as if set forth fully herein. The parties shall adjust the amounts reflected on Schedule B for the intercompany transactions that occurred during the fourth quarter of 2010 to determine final intercompany starting balances for each Service Recipient and NNNRA for calendar year 2011 (the “Starting Balances”).
4.1.3 The Service Provider shall, no less frequently than monthly, and as of the last day of the Term, and as of any other day on which the calculation of amounts owed under this Agreement is provided for by the terms hereof (including, without limitation, Section 3.3.1 and Section 3.3.2) record the amounts owed to the Service Provider by the Service Recipients and NNNRA under this Agreement as receivables and payables, as appropriate, in the Intercompany Accounts.
4.2 Additional Terms of Payment.
4.2.1 Triggering Events. In the event that (a) the Term ends with respect to any Service Recipient (whether due to expiration of the Term, or termination of this Agreement pursuant to Section 3.2), (b) there is a Bankruptcy Event for a Service Recipient or one of its Subsidiaries, (c) there is an event after March 25, 2011 that is reasonably likely to have a material adverse effect on a Service Recipient or one of its Subsidiaries and lead to an imminent Bankruptcy Event for such Service Recipient or its Subsidiary,(d) there is a Fundamental Change with respect to NNNRA, (e) Section 3.3.1 or Section 3.3.2 applies, or (f) it is otherwise necessary to calculate amounts owed under this Agreement, including for purposes of calculating damages for the breach or non-performance of this Agreement, the Service Provider shall calculate with respect to the applicable Service Recipient or NNNRA the Net Balance and Final Balance (each as defined below) as of the relevant date (the “Trigger Date”), in accordance with Section 4.2.2 and Section 4.2.3 below.

4.2.2 Calculation of Net Balance. The Service Provider shall calculate the net balance with respect to the applicable Service Recipient or NNNRA by netting or setting off the respective payables and receivables reflected in the Intercompany Accounts of the Service Provider and the applicable Service Recipient or NNNRA, including any payables or receivables with respect to Tax Allocation Services or pursuant to any other intercompany transaction (the resulting amount with respect to each of the Service Provider and the Service Recipients shall be the “Net Balance”). The Service Provider shall provide each applicable Service Recipient or NNNRA with a statement (a “Net Balance Statement”) of the amount of the Net Balance, the party to whom it is owed and reasonable detail supporting such amount no later than the tenth (10th) business day following the Trigger Date.
4.2.3 Calculation of Final Balance. The Service Provider shall calculate with respect to each Service Recipient or NNNRA amounts incurred by the Service Provider during and after the Term in connection with the cessation of Services to such Service Recipient or NNNRA (to the extent applicable and not reflected in the Net Balance), including, without limitation, any severance paid to Service Provider Employees and termination-related costs and fees under any real estate leases, equipment leases, and vendor contracts utilized in connection with the provision of Services to such Service Recipient (the aggregate total of such amounts, the “Final Balance”) and shall, no later than the tenth (10th) business day following the six-month anniversary of the Trigger Date, provide each applicable Service Recipient or NNNRA with a statement (the “Final Balance Statement”) of the amount of the Final Balance and reasonable detail supporting such amount.
4.2.4 Payment.
(a) The Final Balance shall be payable to whichever party it is owed on the date that is five (5) years from the Trigger Date (the “Outside Maturity Date”). During such period interest shall be paid quarterly at a rate per annum equal to 7.95% on the unpaid principal balance. Such interest shall accrue commencing as of the date of the Net Balance Statement. The principal represented by the amount of the Net Balance shall be increased or decreased by offset, as applicable, by the amount of the Final Balance. The excess, if any, of the Final Balance over the Net Balance shall be paid to the party to whom it is owed on the terms described above in this Section 4.2.4, which terms may also be (but shall not be required to be) evidenced by a promissory note as agreed by the parties. The parties hereto shall review and, if mutually agreed, amend the terms of this section upon any renewal of the Term of this Agreement pursuant to Section 3.1.

(b) Notwithstanding anything in this Agreement to the contrary, if (1) a Triggering Event has occurred and (2) the Final Balance is payable to NNNRA (or Daymark) by Service Provider, then and in such event from the date of the Triggering Event through the duration of the Term, (i) the monthly fees and reimbursements due to the Service Provider for Corporate Cost Services provided pursuant to this Agreement shall be applied against the remaining principal amount owed by the Service Provider (and any promissory note evidencing such amount) and (ii) the monthly fees and reimbursements due to Service Provider for Business Segment Cost Services shall be paid monthly to the Service Provider by Service Recipient. In such event, the Service Provider shall present the Service Recipient with an invoice (an “Invoice”) on a monthly basis and as of the last day of the Term, stating the nature and cost of all Business Segment Cost Services and Fixed Assets provided or purchased during the period covered by the relevant Invoice and the amount of reimbursement owed by such Service Recipient, determined as set forth in this Agreement. All payments shall be due and payable to the Service Provider or its designee by wire transfer of immediately available funds (or such other manner as the parties may mutually agree) within thirty (30) days of receipt by Service Recipient of an Invoice. If the Service Recipient has a good faith dispute regarding a payment obligation, it shall promptly notify the Service Provider in writing, timely pay in full the undisputed portion of the Invoice, and promptly confer with the Service Provider in good faith to resolve such dispute. If payment for any undisputed portion of an Invoice is not received within the thirty (30) day period after receipt of the applicable Invoice, interest shall accrue on the amount payable at the rate of one percent (1%) per month from the date delinquent until paid in full.
4.3 Intentionally Omitted.
4.4 Netting Among Service Recipients. The Service Provider, GEMS, Daymark, NNNRA and TNPR hereby authorize the Service Provider to net the Intercompany Accounts of the Service Provider and Daymark or NNNRA with the amount of any payables from TNPR to GEMS, excluding any payables from TNPR to GEMS that, based on the terms of the property sub-management contracts between TNPR and GEMS, remain contingent on the payment of property management fees, construction management fees, leasing commissions and/or any other fees due to TNPR under the applicable property management contracts.
4.5 Damages. Damages for non-performance or breach of this Agreement shall be calculated and paid in accordance with this Article 4.
ARTICLE 5
MISCELLANEOUS
5.1 Notices. Any notice, demand, statement or other document required or permitted to be given under this Agreement shall be in writing. Any such notice, demand, statement or other document, or any delivery to be made hereunder, will be deemed to be delivered if delivered personally, or sent by receipt-confirmed facsimile, or nationally recognized overnight courier with tracking capability:
5.1.1 in the case of the Service Provider or any constituent entity thereof:
Grubb & Ellis Company
1551 N. Tustin Avenue
Suite 300
Santa Ana, California 92705
Attention: President
Telephone: (714) 667-8252
Facsimile: [•]

5.1.2 in the case of the Service Recipients or any of the Intercompany Parties:
1551 N. Tustin Avenue
Suite 300
Santa Ana, California 92705
Attention: President
Telephone: (714) 667-8252
Facsimile: [•]
or to such other address as any party may from time to time advise the other parties in accordance with this Section 5.1, and any such notice will be deemed to have been received on the business day after the couriering thereof, or if delivered personally, when delivered, or if sent by facsimile, on the day of the recipient when such facsimile is received.
5.2 Entire Agreement. This Agreement, including the Schedules attached hereto and incorporated herein, contains the entire agreement of the parties with respect to the subject matter of this Agreement, and supersedes all negotiations, prior discussions, agreements, arrangements, and understandings, written or oral, relating to the subject matter of this Agreement.
5.3 Governing Law; Dispute Resolution; Forum.
5.3.1 This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California without regard to principles of conflicts of laws that would result in the application of the laws of another jurisdiction.
5.3.2 Any controversy or claim arising out of or relating to this Agreement will be submitted to binding arbitration in the State of California before a single, disinterested arbitrator (or, in the event the dispute in question includes a claim in excess of $1,000,000, a panel of three disinterested arbitrators) mutually selected by the parties within fifteen (15) days after such sixty (60)-day period. If the parties are unable to select an arbitrator within such fifteen (15)-day period, the arbitrator shall be appointed by the California office of JAMS/Endispute in accordance with its then-current rules. The decision of the arbitrator shall be final and binding upon the parties, and judgment upon the award may be entered in any court of competent jurisdiction in the United States. The arbitrator shall have the power to award equitable relief, including specific performance of the terms and conditions of this Agreement and/or injunctive relief. The non-prevailing party in such arbitration shall reimburse to the prevailing party all of the prevailing party’s expenses incurred in connection with the arbitration (including, without limitation, reasonable attorneys fees and expenses and expert witness fees and expenses).
5.3.3 Nothing herein shall be interpreted to limit any party’s right to pursue preliminary or provisional equitable relief pending the arbitration award, but any such preliminary or provisional equitable relief shall be sought in the applicable state or federal courts in Los Angeles, California.

5.4 Further Assurances; Cooperation. Each of the parties hereto will execute and deliver such further agreements and other documents and do such further acts and things as any of the other parties reasonably requests to evidence, carry out or give full force and effect to the intent of this Agreement.
5.5 Survival. Article 1, Section 2.5.1, Article 4, and Article 5 shall survive the expiration or termination of this Agreement and shall continue until all payment disputes, if any, have been resolved and any and all payment obligations have been satisfied in full.
5.6 Amendment. This Agreement may not be amended, modified or supplemented except in a writing executed by each party hereto.
5.7 Counterparts. This Agreement may be executed in one or more counterparts, including by .tif or .pdf attachment to email, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.
5.8 No Assignment. No party hereto may assign any of its rights or obligations under this Agreement. Any purported assignment in violation of this Agreement shall be null and void ab initio.
5.9 Severability. If any provision of this Agreement is or becomes invalid or illegal in whole or in part, such provision shall be deemed amended to be, as nearly as possible, consistent with the intent expressed herein and if such is impossible, the offending provision shall be deemed stricken from this Agreement without invalidating any of the remaining provisions.
5.10 Liability. Each Service Recipient hereby acknowledges and accepts on behalf of itself and its Subsidiaries that it shall have no cause of action or claim against the Service Provider for liability in connection with the Services, except to the extent that the Service Provider has engaged in gross negligence or willful misconduct. Without limitation of the foregoing, in no event shall any party be liable under this Agreement with respect to any harm or liability in connection with the provision or failure to provide any particular Service for an amount in excess of the actual amount received by or due to such party hereunder for that specific Service during the three (3) month period prior to the provision of the specific Service that gave rise to such liability.
5.11 Consequential Damages. NO PARTY SHALL BE LIABLE UNDER THIS AGREEMENT FOR ANY PUNITIVE, INCIDENTAL, CONSEQUENTIAL, SPECIAL, EXEMPLARY OR OTHER INDIRECT DAMAGES, INCLUDING, WITHOUT LIMITATION, LOST PROFITS, REVENUE OR SAVINGS, LOSS OF BUSINESS OR ECONOMIC ADVANTAGE, WHETHER IN CONTRACT, TORT OR OTHERWISE (INCLUDING, WITHOUT LIMITATION, BREACH OF WARRANTY, NEGLIGENCE AND STRICT LIABILITY), EVEN IF SUCH PARTY IS AWARE OF OR IS NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES WHETHER ARISING UNDER THIS AGREEMENT OR OTHERWISE AT LAW OR IN EQUITY.

5.12 Force Majeure. No party shall be held liable or responsible for delay or failure to perform its obligations under this Agreement to the extent occasioned by force majeure or any cause beyond its control, including, without limitation, civil disturbance, fire, flood, earthquake, failure of the Internet, windstorm, unusually severe weather, act of labor trouble, lack of or inability to obtain raw materials, transportation, labor, fuel or supplies or governmental laws, acts, regulations, embargoes, or orders (whether or not such later prove to be invalid).
5.13 Subcontractors. The Service Provider may, in its discretion, retain it parent entity or any third party or parties to provide any or all of the Services hereunder.
5.14 Relationship of Parties. The parties hereto are not and shall not be deemed to be partners or joint venturers and nothing herein shall be construed so as to impose any liability as such on any of them. The parties agree that each party shall perform its duties and obligations under this Agreement as an independent contractor. In no circumstances shall a party be, or be deemed to be, a fiduciary, trustee or agent for any person, whether or not a party, in connection with the discharge by a party of its duties and obligations under this Agreement.
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Grubb & Ellis Company, a Delaware corporation
By:
Name:
Title:

Daymark Realty Advisors Inc., a Delaware corporation
By:
Name:
Title:

Grubb & Ellis Management Services, Inc., a Delaware corporation
By:
Name:
Title:

Grubb & Ellis Equity Advisors, LLC, a Delaware limited liability company
By:
Name:
Title:

Grubb & Ellis Advisers of California, Inc., a California corporation
By:
Name:
Title:

Grubb &Ellis Affiliates, Inc., a Delaware corporation
By:
Name:
Title:

Grubb & Ellis of Arizona, Inc., a Washington corporation
By:
Name:
Title:

Grubb & Ellis Europe, Inc., a California corporation
By:
Name:
Title:

Grubb & Ellis Landauer Valuation Advisory Services, LLC, a Delaware limited liability company
By:
Name:
Title:

Grubb & Ellis Mortgage Group, Inc., a California corporation
By:
Name:
Title:

Grubb & Ellis New York, Inc., a New York corporation
By:
Name:
Title:

Grubb & Ellis of Michigan, Inc., a Michigan corporation
By:
Name:
Title:

Grubb & Ellis of Nevada, Inc., a Nevada corporation
By:
Name:
Title:

Grubb & Ellis Consulting Services Company a Florida corporation
By:
Name:
Title:

HSM Inc., a Texas corporation
By:
Name:
Title:

Wm. A. White/Grubb & Ellis Inc., a New York corporation
By:
Name:
Title:

Grubb & Ellis Capital Corporation, a California corporation
By:
Name:
Title:

[Next signature page follows]

With respect to Article 4, Article 5 and the Schedules attached hereto:

NNN Realty Advisors, Inc., a Delaware corporation
By:
Name:
Title:

Triple Net Properties Realty, Inc., a California corporation
By:
Name:
Title:

Grubb & Ellis Realty Investors, LLC, a Virginia limited liability company
By:
Name:
Title:

Grubb & Ellis Residential Management, Inc., a Delaware corporation
By:
Name:
Title: